BY-LAWS

OF

Attune  RTD

ARTICLE I - OFFICES

The principal office of the Corporation shall be located at 3700B Tachevah Rd, Suite117 Palm Springs, CA 92262 and may be changed from time to time by the Board of Directors. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

ARTICLE II - MEETING OF STOCKHOLDERS

Section 1 - Annual Meetings:
The annual meetings of the stockholders of the Corporation shall be held within six (6) months after the close of the fiscal year of the Corporation, for the purposes of electing directors, and transacting such other business as may properly come before the meeting.
Section 2 - Special Meetings:
Special meetings of the stockholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of twenty-five percent (25%) of the shares then outstanding and entitled to vote thereat, or as otherwise required by law.
Section 3 - Place of Meetings:
All meetings of stockholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.
Section 4 - Notice of Meetings:
(a)  Except as otherwise provided by statute, written notice of each meeting of stockholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less then ten (10) or more than sixty (60) days before the meeting, upon each stockholder of record entitled to vote at such meeting, and to any other stockholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle stockholders to receive payment for their shares pursuant to statute, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such stockholder at his address, as it appears on the records of the stockholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a stockholder of record after the mailing of such notice and prior to the meeting, or to any stockholder who attends such meeting, in person or by proxy, or to any stockholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of stockholders need not be given, unless otherwise required by statute. Section 5 - Quorum:
(a) Except as otherwise provided herein, or statute, or in the Certificate of Incorporation (such certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of stockholders of the Corporation, the presence at the commencement of such meeting in person or by proxy of stockholders holding of record 51% of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any stockholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.
(b) Despite the absence of a quorum at any annual or special meeting of stockholders, the stockholders, by a majority of the votes cast by the holders of shares entitled to vote thereat, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present.
Section 6 - Voting:
(a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the stockholders, holding stock with voting rights shall be authorized by a majority of votes cast at a meeting of stockholders by the holders of shares entitled to vote thereat.
(b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of stockholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.
(c) Each stockholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven (11) months from the date of this execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the minutes of the meeting.
(d) Any action, except election of directors, which may be taken by a vote of stockholders at a meeting, may be taken without a meeting if authorized by a written consent of shareholders holding at least a majority of the voting power; provided that if a greater proportion of voting power is required by such action at such a meeting, then such greater proportion if written consents shall be required.

ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Election and Term of Office:

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(a) The number of the directors of the Corporation shall be not less than 1 nor more than 9, unless and until otherwise determined by vote of a majority of the entire Board of Directors. The number of Directors shall not be less than three (3), unless all of the outstanding shares of stock are owned beneficially and of record by less than three (3) stockholders in which event, the number of Directors shall not be less than the number of stock holders or the minimum permitted by statute.
(b) Except as may otherwise be provided herein or in the Certificate of Incorporation by way of cumulative voting rights, the members of the Board of Directors of the Corporation, who need not be stockholders, shall be elected by a majority of the votes cast at a meeting of stockholders, by the holders of shares of stock present in person or by proxy, entitled to vote in the election.
(c) Each director shall hold office until the annual meeting of the stockholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.
Section 2 - Duties and Powers:
The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation and may exercise all powers of the Corporation except as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the stockholders.
Section 3 - Annual and Regular Meetings; Notice:
(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholders, at the place of such annual meeting of stockholders.
(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.
(c)  Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such change was made within the time limited, and in the manner set forth in Paragraph (b), Section 4, of this ARTICLE III, with respect to special meetings, unless such notice shall be waived in the manner set forth in Paragraph (c) of such Section 4.
Section 4 - Special Meetings; Notice:
(a) Special meetings of the Board of Directors shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices of waivers of notice thereof.
(b) Except as otherwise required by statute, notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least four (4) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 8 of this ARTICLE III, need not specify the purpose of the meeting.
(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meetings without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

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Section 5 - Chairman:
At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the Vice Chairman shall preside, and in his absence, a Chairman chosen by the directors shall preside.
Section 6 - Quorum and Adjournments:
(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws.
(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.
Section 7 - Manner of Acting:
(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.
(b) Except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.
(c) Unless otherwise required by amendment to the Articles of Incorporation or statute, any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting if a written consent thereto is signed by all the Members of the Board or Committee. Such written consent shall be filed with the minutes of the proceedings of the Board or Committee.
(d) Unless otherwise prohibited by Amendments to the Articles of Incorporation or statute, members of the Board of Directors or of any Committee of the Board of Directors may participate in a meeting of such Board or Committee by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Such participation at such meeting, and each person participating in the meeting shall signs the minutes thereof, which may be signed in counterparts.
Section 8 - Vacancies:
Any vacancy in the Board of Directors, occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the stockholders which vacancies shall be filled by the stockholders at the meeting at which the removal was effected) or inability to act of any director, may be filled by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.
Section 9 - Resignation:
Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

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Section 10 - Removal:
Any director may be removed with or without cause at any time by the affirmative vote of stockholders holding a record in the aggregate at least a majority of the outstanding shares of stock of the corporation at a special meeting of the stockholders called for that purpose, and may be removed for cause by action of the Board.
Section 11 - Salary:
No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 12 - Contracts:
(a) No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors, prior to their authorizing such transaction.
(b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors prior to their authorization of such contract or transaction, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This section shall affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.
Section 13- Committees:
The Board of Directors, by resolution adopted by a majority of the entire board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they may deem desirable, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each committee having authority to conduct the business of the corporation must have at least one director serving upon it. Each such committee shall serve at the pleasure of the board.

ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Office:
(a) The offiocru of tho Corporation ahull conaiat of u President, a Secretary", a Treasurer or a President and Secretary/ Treasurer, and such other officers including a Chairman of the Board of Directors and one or more Vice Presidents as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman or Vice Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

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 (b) The officers of the corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of stockholders.
(c)  Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, until his successor shall have been elected and qualified, or until his death, resignation or removal.
Section 2 - Resignation:
Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:
Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.
Section 4 - Vacancies:
A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.
Section 5 - Duties of Officers:
Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-Laws, or may from time to time be specifically conferred or imposed by the Board of Directors. The President shall be the chief executive officers of the Corporation, unless the Chairman of the Board or other Chief Executive Officer shall be so designated by the Board of Directors. The Secretary shall be responsible for maintaining the corporate records. The Treasurer shall be responsible for the accurate recording and security of corporate funds, unless the Board of Directors shall designate a Chief Financial Officer to perform the duties.
Section 6 - Sureties and Bonds:
In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.
Section 7 - Shares of Stock of Other Corporations:
Whenever the Corporation is the holder of shares of stock of any other corporation, any right or power of the Corporation as such atockholdcr (including the attendance, acting and voting at stockholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.

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ARTICLE V - PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

No corporate director or officer shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer of the corporation except for his acts or omissions involving intentional misconduct, fraud, a knowing violation of law or the payment of distributions in violation of NRS 78.300, and the corporation shall purchase insurance or make other financial arrangements for the payment of any liability or expenses assessed against such director of officer of the corporation including his attorneys fees and costs of litigation.
The corporation may also purchase insurance or make other financial arrangements for the payment of any liability or expenses assessed against one of its directors, officers, employees or agents arising out of his services as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation.

ARTICLE VI - SHARES OF STOCK
Section 1 - Certificate of Stock:
(a) The certificates representing shares of the Corporation's stock shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares of stock and shall be signed by (i) the Chairman of the Board or the President or a Vice President; and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the Corporate Seal.
(b) No certificate representing shares of stock shall be issued until the full amount of consider ation therefor has been paid, except as otherwise permitted by law.
(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share of stock which shall entitle the holder to exercise any applicable voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share of stock as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of script in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares of stock, but such script shall not entitle the holder to any rights of a stockholder, except as therein provided.
Section 2 - Lost or Destroyed Certificates:
The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

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Section 3 - Transfers of Shares:
(a) Transfers of shares of stock of the Corporation shall be made on the stock ledger of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares of stock with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of taxes as the Corporation or its agents may require.
(b) The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposed and accordingly shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.
Section 4 - Record Date:
In lieu of closing the stock ledger of the Corporation, the Board of Directors may fix, in advance, a date not exceeding sixty (60) days, nor less than ten (10) days, as the record date for the determination of stockholders entitled to receive notice of, or to vote at, any meeting, or for the purpose of determining stockholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

ARTICLE VII - DIVIDENDS
Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

ARTICLE VIII - FISCAL YEAR

The fiscal year of the Corporation shall be December 31, and may be changed by the Board of Directors from time to time, subject to applicable law.

ARTICLE IX - CORPORATE SEAL

The Corporate Seal shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE X – INDEMNITY

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(a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the Corporation, or of any corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys fees, actually and necessarily incurred by him in connection with the defense of such action, except in relation to matters as to which it shall be adjudged in such action, suit or proceedings, or in connection with any appeal therein that such officer, director or employee is liable for gross negligence or misconduct in the performance of his duties.
(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.
(c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

ARTICLE XI - AMENDMENTS

Section 1 - By Stockholders:
All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock entitled to vote in the election of directors at any annual or special meeting of stockholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.
Section 2 - By Directors:
The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation; provided, however, that the stockholders entitled to vote with respect thereto as in this ARTICLE XI above-provided may alter, amend, or repeal By-Laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of stockholders or of the Board of Directors, or to change any provisions of the By-Laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the Stockholders. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors, the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.
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CERTIFICATION
I, the undersigned, Secretary of______Attune  RTD_________________________________________________
____________________________________  do hereby certify that the foregoing are the true, complete, and accurate By-Laws, duly adopted by the Incorporator of said Corporation, at a meeting held on   August-.   10_____, 2009 at which the Incorporator was present; and I do further certify that these By-Laws have not been altered, amended, repealed or rescinded since said meeting, and are now in full force and effect.
WITNESS my hand and the seal of the Corporation this 1 0 day of August 2009 .

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